QuickLinks -- Click here to rapidly navigate through this document

Filed Pursuant to Rule 424(b)(2)
Registration No. 033-028381

PROSPECTUS SUPPLEMENT
(To prospectus dated May 6, 1998)
(To prospectus dated November 9, 1993)
(To prospectus dated May 20, 1985)

Full and Unconditional Guarantee By

LEHMAN BROTHERS HOLDINGS INC.
of Debt Securities of
Lehman Brothers Inc.

        The following terms will generally apply to the full and unconditional guarantee issued by Lehman Brothers Holdings of $1,684,438,000 of debt securities of Lehman Brothers Inc. issued and outstanding as of the date of this prospectus supplement and $1,795,000,000 aggregate principal amount of debt securities of Lehman Brothers Inc. to be sold from time to time using this prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings and a broker-dealer registered under the Securities Exchange Act of 1934. Specific terms for each guaranteed debt security to be sold will be provided in a prospectus supplement and an attached prospectus, together with this prospectus supplement.

        Lehman Brothers Holdings may offer the guaranteed debt securities through underwriters, dealers or agents or by themselves directly.

        The securities may be sold through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The applicable prospectus supplement sets forth or will set forth the names of the specific managing underwriter or underwriters and the members of the underwriting syndicate, if any, involved in the sale of the securities in respect of which this prospectus supplement is being delivered.

        This prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus, may also be used by affiliates of Lehman Brothers Holdings in connection with offers and sales of securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. These affiliates may act as principal or agent in such transactions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

October 3, 2003

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-108711-01

PROSPECTUS SUPPLEMENT
(To prospectus dated May 6, 1998)
(To prospectus dated November 9, 1993)
(To prospectus dated May 20, 1985)

Full and Unconditional Guarantee By

LEHMAN BROTHERS HOLDINGS INC.
of Debt Securities of
Lehman Brothers Inc.

        The following terms will generally apply to the full and unconditional guarantee issued by Lehman Brothers Holdings of $1,684,438,000 of debt securities of Lehman Brothers Inc. issued and outstanding as of the date of this prospectus supplement and $1,795,000,000 aggregate principal amount of debt securities of Lehman Brothers Inc. to be sold from time to time using this prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings and a broker-dealer registered under the Securities Exchange Act of 1934. Specific terms for each guaranteed debt security to be sold will be provided in a prospectus supplement and an attached prospectus, together with this prospectus supplement.

        Lehman Brothers Holdings may offer the guaranteed debt securities through underwriters, dealers or agents or by themselves directly.

        The securities may be sold through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The applicable prospectus supplement sets forth or will set forth the names of the specific managing underwriter or underwriters and the members of the underwriting syndicate, if any, involved in the sale of the securities in respect of which this prospectus supplement is being delivered.

        This prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus, may also be used by affiliates of Lehman Brothers Holdings in connection with offers and sales of securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. These affiliates may act as principal or agent in such transactions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

October 3, 2003

TABLE OF CONTENTS

Where You Can Find More Information About Lehman Brothers Holdings	S-3
Lehman Brothers Holdings	S-4
Ratio of Earnings to Fixed Charges	S-4
Use of Proceeds	S-4
Description of the Guarantees	S-4
Certain United States Federal Income Tax Consequences	S-6
Plan of Distribution	S-13
ERISA Considerations	S-15
Experts	S-16
Legal Matters	S-16

        You should only rely on the information contained or incorporated by reference in this prospectus supplement, the prospectus supplement relating to a specific series of debt securities and an attached prospectus. Lehman Brothers Holdings has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Lehman Brothers Holdings is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the prospectus supplement relating to a specific series of debt securities and an attached prospectus, as well as information Lehman Brothers Holdings previously filed with the Securities and Exchange Commission and incorporated herein by reference, is accurate only as of the date of the applicable document. The business, financial condition, results of operations and prospects of Lehman Brothers Holdings may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION
ABOUT LEHMAN BROTHERS HOLDINGS

        Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        Lehman Brothers Holdings filed a registration statement on Form S-3 with the SEC covering the guarantees offered by this prospectus supplement. For further information on Lehman Brothers Holdings and the offered securities, you should refer to the registration statement and its exhibits. Lehman Brothers Inc. has also filed registration statements concerning the debt securities that will be guaranteed by Lehman Brothers Holding. This prospectus supplement summarizes material provisions of the offered guarantees, and the prospectus supplement relating to a specific series of debt securities and an attached prospectus summarize material provisions of the offered debt securities and related indentures. Because this prospectus supplement and the prospectus supplement relating to a specific series of debt securities and an attached prospectus may not contain all the information that you may find important, you should review the full text of the registration statements and their exhibits. Lehman Brothers Holdings and Lehman Brothers Inc. have included copies of the documents summarized in this prospectus supplement and the prospectus supplement relating to a specific series of debt securities and an attached prospectus in exhibits to the respective registration statements of which this prospectus supplement and the prospectus are a part.

        The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information Lehman Brothers Holdings files with them, which means important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that Lehman Brothers Holdings files later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 shall be incorporated by reference in this prospectus until the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) the date affiliates of Lehman Brothers Holdings stop offering securities pursuant to this prospectus supplement:

  •
  the Annual Report on Form 10-K for the year ended November 30, 2002;

  •
  the Quarterly Reports on Form 10-Q for the quarters ended February 28, 2003 and May 31, 2003; and

  •
  the Current Reports on Form 8-K filed on December 11, December 19 and December 23, 2002 (two filings), January 9, March 17, March 20, March 21, April 29, May 1, May 2, May 8 (two filings), May 13, May 20, May 27, June 2, June 19, June 24, July 1, July 10, July 14, July 22, August 26, August 27, September 10, 2003 September 16 and September 23.

        You may also request a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, free of cost, by writing or telephoning Lehman Brothers Holdings at the following address and telephone number:

Lehman Brothers Holdings Inc.
Office of the Corporate Secretary
399 Park Avenue
New York, New York 10022
(212) 526-0858

LEHMAN BROTHERS HOLDINGS

        Lehman Brothers Holdings together with its subsidiaries ("Lehman Brothers") is one of the leading global investment banks, serving institutional, corporate, government and high net-worth individual clients and customers. Lehman Brothers' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is engaged primarily in providing financial services. Other businesses in which Lehman Brothers is engaged represent less than 10 percent of consolidated assets, revenues or pre-tax income.

        Lehman Brothers' business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange and derivative products and certain commodities. Lehman Brothers acts as a market-maker in all major equity and fixed income products in both the United States and international markets. Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as the NASD, and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

        Lehman Brothers provides a full array of capital market products and advisory services worldwide. Through Lehman Brothers' investment banking, trading, research, structuring and distribution capabilities in equity and fixed income products, Lehman Brothers continues its focus of building its client/customer business model. These "customer flow" activities represent a majority of Lehman Brothers' revenues. In addition to its customer flow activities, Lehman Brothers also takes proprietary positions, the success of which is dependent on its ability to anticipate economic and market trends. Lehman Brothers believes its customer flow orientation mitigates its overall revenue volatility.

        Lehman Brothers Holdings is a Delaware corporation, incorporated on December 29, 1983. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows Lehman Brothers Holdings' consolidated ratio of earnings to fixed charges for each of the five most recent fiscal years and the most recent interim period:

						Six Months Ended May 31, 2003
	Year Ended November 30,
	1998	1999	2000	2001	2002
Ratio of Earnings to Fixed Charges	1.07	1.12	1.14	1.11	1.13	1.23

USE OF PROCEEDS

        Lehman Brothers Holdings will not receive directly any proceeds from any offered guarantees. For a discussion of the use of proceeds to be received by Lehman Brothers Inc. from any offering of debt securities, see "Use of Proceeds" in the prospectus supplement relating to a specific series of debt securities and an attached prospectus.

DESCRIPTION OF THE GUARANTEES

        The following description of the terms of the guarantees of Lehman Brothers Holdings supplements the description of the terms and provisions of the debt securities of Lehman Brothers Inc. set forth in the prospectus supplement relating to a specific series of debt securities and an attached prospectus. Terms used in this prospectus supplement will have the meanings described in the prospectus supplement relating to a specific series of debt securities and an attached prospectus, unless otherwise specified.

        The prospectus supplement relating to a specific series of debt securities of Lehman Brothers Inc. to be issued in the future will contain the specific information and terms for that offering. You should read carefully the particular terms of a series of debt securities in the specific prospectus supplement. That prospectus supplement may also add, update or change information contained in an attached prospectus. It is important for you to consider the information contained in this prospectus supplement and the specific prospectus supplement and an attached prospectus relating to your debt securities in making your investment decision.

Guarantees

        The guarantees are to be issued under the respective senior or senior subordinated indentures described in the specific prospectus supplement and an attached prospectus between Lehman Brothers Inc. and the respective trustees named therein, each as amended and supplemented to date and as further amended and supplemented by a supplemental indenture among Lehman Brothers Inc., Lehman Brothers Holdings, as guarantor, and the applicable trustee setting forth the terms of the guarantee, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. This prospectus supplement, the prospectus supplement relating to a specific series of debt securities and an attached prospectus briefly summarize the material provisions of the indentures and the debt securities and guarantees. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you.

        A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus supplement forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page S-3 or by contacting the applicable trustee.

        Payment of the principal of and premium, if any, and interest on the debt securities of Lehman Brothers Inc. described in the prospectus supplement relating to a specific series of debt securities and an attached prospectus will be fully and unconditionally guaranteed by Lehman Brothers Holdings, which is the parent corporation of Lehman Brothers Inc. Lehman Brothers Holdings will guarantee the full and prompt payment of the principal of, premium, if any, and interest on the debt securities of Lehman Brothers Inc. when and as the same become due and payable, whether at maturity, upon redemption or purchase, by declaration of acceleration or otherwise. The guarantee provides that upon a default in payment of principal of and premium, if any, and interest on the debt securities of Lehman Brothers Inc., the holder of the debt security may institute legal proceedings directly against Lehman Brothers Holdings without first proceeding against Lehman Brothers Inc.

        A guarantee issued by Lehman Brothers Holdings of senior debt securities or of senior subordinated debt securities of Lehman Brothers Inc. will be an unsecured obligation of Lehman Brothers Holdings ranking equally with all unsecured and unsubordinated indebtedness of Lehman Brothers Holdings.

        You should refer to the most recent report on Form 10-K or Form 10-Q of Lehman Brothers Holdings filed with the SEC and incorporated by reference in this prospectus supplement to obtain the most recent financial information about Lehman Brothers Holdings. The indentures do not limit the amount of additional debt or guarantees or other contingent liabilities that Lehman Brothers Holdings may issue or incur or limit Lehman Brothers Holdings ability to mortgage, pledge or place a lien or security interest or other encumbrance of any of its assets.

        The guarantees are unsecured obligations of Lehman Brothers Holdings. Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered guarantees are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman Brothers Holdings' subsidiaries (other than Lehman Brothers Inc. as issuer) will have no obligation to pay any amount in respect of the guarantees or debt securities or to make any funds available therefor.

        Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims Lehman Brothers Holdings may have as a creditor of the subsidiary are judicially recognized.

        Lehman Brothers Holdings and its affiliates maintain bank accounts, borrow money and have other customary banking relationships and other business relationships with the trustees in the ordinary course of business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of debt securities as of the date of this prospectus supplement and replaces the discussion of tax consequences in any prospectus supplement relating to a specific series of debt securities dated prior to the date of this prospectus supplement and an attached prospectus. (In this summary, references to the debt securities include the guarantees thereof.) Except where noted, this summary deals only with debt securities held as capital assets by United States holders (as defined below) and does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, real estate investment trusts, regulated investment companies, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  tax consequences to persons holding debt securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  tax consequences to United States holders of debt securities whose "functional currency" is not the U.S. dollar;

  •
  certain expatriates who are holders of our debt securities;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code, and rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. Lehman Brothers Inc. has summarized or will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities in the specific prospectus supplement relating to your debt securities.

        If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your tax advisor.

        If you are considering the purchase of debt securities, you should consult your own tax advisor concerning the federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

  Consequences to United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities.

        Certain consequences to "non-United States holders" of debt securities are described under "—Consequences to Non-United States Holders" below.

        "United States holder" means a beneficial owner of a debt security that is for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source;

  •
  a trust that (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

  Payments of Interest

        Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original Issue Discount

        If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when Lehman Brothers Inc. determines that a particular debt security will be an OID debt security.

        A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        Lehman Brothers Inc. will give you notice in the applicable prospectus supplement when it determines that a particular debt security will bear interest that is not qualified stated interest.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. Lehman Brothers Inc. is required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if:

  •
  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisor about this election.

  Short-term Debt Securities

        In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

  Market Discount

        If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition.

        In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a bond-by-bond basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisor before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

  Acquisition Premium, Amortizable Bond Premium

        If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security.

  Sale, Exchange and Retirement of Debt Securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or with respect to foreign currency debt securities or contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Tax Consequences of Satisfaction and Discharge

        Lehman Brothers Inc. may legally discharge its obligations under the debt securities as more fully described under "Description of Senior Debt Securities—Satisfaction and Discharge" in the applicable prospectus. Such a discharge would generally for United States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions.

        Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

        Following the legal discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

        Any gain realized would generally not be taxable to non-United States holders under the circumstances outlined below under "Consequences to Non-United States Holders—United States Federal Income Tax."

        Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the United States federal income tax law.

  Consequences to Non-United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of debt securities. "Non-United States holder" means a beneficial owner of a debt security that is not a United States holder.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of principal or interest, including OID, on debt securities under the portfolio interest rule provided that:

  •
  interest paid on the debt security is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of Lehman Brothers Inc. within the meaning of the Code and United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to Lehman Brothers Inc. through stock ownership;

  •
  you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or successor form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide Lehman Brothers Inc. with a properly executed:

  •
  IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty;

  •
  IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that premium, interest and OID on a net income basis (although exempt from the 30% withholding tax, provided certification and disclosure requirements discussed above under "—United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

        You generally will not be subject to United States federal income tax on the disposition of a debt security unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death provided that:

  •
  any payment to you on the debt securities would be eligible for exemption from the 30% United States federal withholding tax under the portfolio interest rule described in the bullet points under "—United States Federal Withholding Tax," without regard to the certification requirements of the fifth bullet point; and

  •
  interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

  United States Holders

        In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A 28% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

  Non-United States Holders

        If you are a non-United States holder of debt securities, Lehman Brothers Inc. must report annually to the IRS and to you the amount of payments Lehman Brothers Inc. makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will not be subject to backup withholding regarding payments Lehman Brothers Inc. makes to you provided that it does not have actual knowledge or reason to know that you are a United States person and it has received from you the statement described above in the fifth bullet point under "—United States Federal Withholding Tax."

        In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a debt security made within the United States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Lehman Brothers Inc. and Lehman Brothers Holdings may offer or may have offered the offered securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by itself directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        Any such underwriters, dealers or agents may include Lehman Brothers Inc. or affiliates of Lehman Brothers Inc. and Lehman Brothers Holdings.

        The prospectus supplement relating to a particular offering of securities sets forth or will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to Lehman Brothers Inc. and Lehman Brothers Holdings from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

  •
  the initial public offering price;

  •
  any discounts or concessions to be allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price (which may be changed); at market prices prevailing at the time of sale; at prices related to prevailing market prices; or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. In connection with those sales, underwriters may be deemed to have received compensation from Lehman

Brothers Inc. or Lehman Brothers Holdings in the form of underwriting discounts and commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agent. The applicable prospectus supplement will include any required information about underwriting compensation paid to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If dealers are utilized in the sale of offered securities, Lehman Brothers Inc. and Lehman Brothers Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by Lehman Brothers Inc. and Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Inc. or Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Inc. and Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, Lehman Brothers Inc. and Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman Brothers Inc. and Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the supplement will set forth the commission payable for solicitation of such contracts.

        Lehman Brothers Inc. is a member of NASD Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Inc. and Lehman Brothers Holdings, to indemnification by Lehman Brothers Inc. and Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents, as well as their affiliates and associates, may be customers of or lenders to, engage in transactions with, or perform services for, Lehman Brothers Inc. and Lehman Brothers Holdings and their affiliates in the ordinary course of business.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Market-Making Transactions

        This prospectus supplement, together with a prospectus supplement relating to a specific series of debt securities and an attached prospectus may also be used by affiliates of Lehman Brothers Holdings in connection with offers and sales of securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. These affiliates may act as principals or agents in such transactions, including as agent for the counterparty in a transaction in which these affiliates act as principal, or as agent for both counterparties in a transaction in which these affiliates do not act as principal. These affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. These affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

ERISA CONSIDERATIONS

        Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

        Any person proposing to acquire the offered securities will be deemed to have represented, by its purchase and holding of the offered securities, that either (i) no portion of the assets used by it to acquire and hold the offered securities constitutes assets of any employee benefit plan that is subject to Title I of ERISA, of plans, individual retirement accounts or other arrangement that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements, or (ii) the purchase and holding of the offered securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable similar laws.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings as of November 30, 2002 and 2001, and for each of the years in the three-year period ended November 30, 2002, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant's report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2002, and incorporated by reference in this prospectus supplement. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus supplement in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in this prospectus supplement in reliance upon their report given on said authority.

LEGAL MATTERS

        The validity of the securities offered by this prospectus supplement will be passed upon for Lehman Brothers Holdings by Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings. Mr. DiPaolo beneficially owns, or has rights to acquire under Lehman Brothers Holdings' employee benefit plans, an aggregate of less than 1% of Lehman Brothers Holdings' common stock. The validity of the securities offered by this prospectus supplement will be passed upon for any underwriters or agents by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP from time to time acts as counsel for Lehman Brothers Holdings and its subsidiaries.

Lehman Brothers Inc.
Senior Subordinated Debt Securities

        Lehman Brothers Inc. (the "Company") from time to time may issue in one or more series its senior subordinated debt securities (the "Securities") from which the Company will receive up to an aggregate of $425,000,000 of proceeds. The Securities of each series will be offered on terms determined at the time of sale. The Securities will be unsecured and will rank equally with all other senior subordinated indebtedness of the Company. The specific designation, aggregate principal amount, rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the series of Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). The Securities are subordinated to all Senior Indebtedness as defined in the Indenture (as hereinafter defined). There is no limitation on the amount of Senior Indebtedness which may be incurred by the Company.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The Company may sell Securities through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The specific managing underwriter or underwriters with respect to the offer and sale of the Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement.

November 9, 1993

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 75 Park Place, New York, New York 10007; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. In addition, reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

        The Company has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

        (1)    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

        (2)    The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1993 and June 30, 1993.

        (3)    The Company's Current Reports on Form 8-K dated February 22, 1993, May 7, 1993, June 7, 1993 and November 5, 1993.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.

        The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates. Requests for such copies should be directed to Mary J. Capko, Controller's Office, Lehman Brothers Inc., 388 Greenwich Street, 10th Floor, New York, New York 10013 (telephone (212) 464-7622).

THE COMPANY

        The Company is one of the leading global investment banks which serves institutional, corporate, government and high-net-worth individual clients in major financial centers worldwide. The Company's businesses include capital raising such as securities underwriting and direct placements; corporate finance advisory services; merchant banking; securities sales and trading; institutional asset management; research services; and the trading of foreign exchange, certain commodities, as well as derivative products. The Company acts as a market maker in all major fixed income and equity products in the United States.

        The Company is a member of all principal securities and commodities exchanges in the United States and the National Association of Securities Dealers, Inc. ("NASD"). The Company acts as agent on all such exchanges and in the over-the-counter markets.

        The Company was incorporated in Delaware in 1965. The Company is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). American Express Company owns 100 percent of Holdings' issued and outstanding common stock, which represents approximately 93 percent of Holdings' issued and outstanding voting stock. The remainder of Holdings' issued and outstanding voting stock is owned by Nippon Life Insurance Company. The Company's executive offices are located at Three World Financial Center, New York, New York 10285 (telephone (212) 298-2000). Unless the context otherwise indicates, the term "Company" as used in this Prospectus includes Lehman Brothers Inc. and its subsidiaries.

USE OF PROCEEDS

        Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the Company intends to apply the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes, including the reduction of bank loans and other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years in the period ended December 31, 1992 and the six months ended June 30, 1993:

YEAR ENDED DECEMBER 31,					SIX MONTHS ENDED JUNE 30,
1988	1989	1990	1991	1992	1993
*	1.02	*	1.05	1.05	*
*
Earnings were inadequate to cover fixed charges and would have had to increase approximately $52 million, $569 million and $430 million in order to cover the deficiencies for the periods ending December 31, 1988, December 31, 1990 and June 30, 1993, respectively.

        In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

DESCRIPTION OF SECURITIES

        The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by any Prospectus

Supplement and the extent, if any, to which such general provisions may or may not apply to the Securities so offered will be described in the Prospectus Supplement relating to such Securities.

        Up to $425,000,000 of Securities are to be issued under an indenture (the "Indenture"), dated as of June 14, 1989, as amended and supplemented, between the Company and Continental Bank, National Association, as trustee (the "Trustee"), a copy of the form of which is filed as an exhibit to the Registration Statement.

        The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

        General. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series. The Securities will be unsecured obligations of the Company and will rank equally with all indebtedness of the Company designated as Senior Subordinated Indebtedness. At September 30, 1993, approximately $2.0 billion of Senior Subordinated Indebtedness (on an unconsolidated basis) was outstanding.

        Reference is made to the Prospectus Supplement relating to the particular series of Securities offered thereby (the "Offered Debt Securities") for the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, and the date from which such interest will accrue; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) any mandatory or optional sinking fund or obligation to purchase or analogous provisions; (7) if applicable, the date after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional or mandatory redemption; (8) any additional restrictive covenants included for the benefit of the Holders of the Offered Debt Securities; (9) any additional Events of Acceleration or Events of Default provided with respect to the Offered Debt Securities; and (10) any other terms of the Offered Debt Securities. (Section 301)

        The Indenture provides the Company with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of Securities and issue additional Securities of such series. (Section 301)

        Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and premium, if any, and interest, if any, on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at the address designated in the Prospectus Supplement, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 305, 307 and 308)

        Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section 302) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

        Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. If the Offered Debt Securities are Original Issue Discount Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable following an Event of Acceleration or an Event of Default. (Section 101)

        Restrictions on Payment. The Company's obligation to pay the Offered Debt Securities at maturity shall be suspended if, after giving effect to such payment, the Company's net capital would be reduced below its Applicable Minimum Capital or its adjusted net capital. The Company's Applicable Minimum Capital and adjusted net capital are the minimum amounts of capital to be maintained by the Company as required by the rules and regulations of various domestic exchanges, boards of trade and governmental agencies to which it is subject in order to permit payment of subordinated debt capital. If such obligation is suspended for more than six months, the Company will be required to liquidate its business. If any principal payment is made on the Offered Debt Securities at a time when the Company's net capital is below its Applicable Minimum Capital, the Holders of the Offered Debt Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Sections 702(b) and 1203)

        The Company may not make any optional redemptions of the Offered Debt Securities without the consent of various domestic exchanges and boards of trade or if the Company's net capital will be reduced below certain minimum requirements. If any principal payment is made on the Offered Debt Securities notwithstanding the foregoing, the Holders of the Offered Debt Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Section 1203)

        Redemption. Unless otherwise indicated in the Prospectus Supplement relating thereto, if the Offered Debt Securities should cease to constitute "net capital" for purposes of the Net Capital Rule (as hereinafter defined), then the Company may at any time redeem such Securities in whole or in part at their principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) plus accrued interest, if any. (Section 1202)

        Subordination. The payment of the principal of, premium, if any, and interest, if any, on the Offered Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Indenture, in right of payment to the prior payment of all Senior Indebtedness. "Senior Indebtedness" includes all Indebtedness (as defined below) of the Company, to the extent unsecured, arising out of any matter or event occurring prior to the date on which any payment on or in respect of any Offered Debt Securities matures and becomes due and payable, which has not in whole or in part been subordinated in right of payment to any other Indebtedness of the Company. "Indebtedness" means all obligations which would be treated as liabilities in accordance with generally accepted accounting principles. By reason of such subordination, upon the maturity of any Senior Indebtedness, full payment in accordance with the terms thereof must be made or provided for before any payment of principal or interest, if any, or premium, if any, is made upon the Offered Debt Securities and, in the event of bankruptcy, assignment for benefit of creditors, liquidation, reorganization or other marshalling of assets and liabilities of the Company, payment of the principal and interest, if any, and/or premium, if any, on the Offered Debt Securities will be subordinated to the prior payment in full of all Senior Indebtedness, and nothing shall be paid to the Holders of the Offered Debt Securities unless all amounts due to the holders of Senior Indebtedness have been paid or provided for. (Sections 401 and 402)

        There is no limitation in the Indenture on the amount of Senior Indebtedness or other Indebtedness that may exist. At September 30, 1993, Senior Indebtedness (on an unconsolidated basis) was approximately $12.6 billion and total assets of the Company (on an unconsolidated basis) were approximately $17.7 billion.

        Junior Indebtedness. The Offered Debt Securities will be senior in right of payment to certain Indebtedness of the Company designated as subordinated debt in the respective instrument or plan document pursuant to which such Indebtedness was issued or incurred. (Section 411 of the Indenture) At September 30, 1993, approximately $294 million of such subordinated debt (on an unconsolidated basis) was outstanding.

        Financial Covenants. The Company may pay cash dividends on its common stock only to the extent that the aggregate of such dividends paid subsequent to June 30, 1978 does not exceed the sum of (i) $5,000,000, (ii) the aggregate Consolidated Net Income earned since that date, (iii) the net proceeds of the sale since that date of common stock of the Company and (iv) the net proceeds of indebtedness sold since that date which was thereafter converted into common stock of the Company. (Section 505)

        Events of Default and Acceleration and Notice Thereof. The Holders of a majority in aggregate principal amount of the Outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Securities of such series. The Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of a series may, if an Event of Acceleration as defined in the Indenture occurs with respect to Securities of that series, declare, by notice in writing, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series and the interest accrued thereon to be due and payable on the last business day of the sixth calendar month following such notice (but not earlier than the first anniversary of the date of issuance of such Securities in any event) and, if such Event of Acceleration is not cured by the Company prior to such last business day, the Outstanding Securities of that series will be due and payable on that date. In case an Event of Default with respect to Securities of any series shall occur, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series will become immediately due and payable. Subject to provisions requiring the exercise of the degree of care a prudent man would show in the conduct of his own affairs, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of Securities unless they shall have offered to the Trustee reasonable security or indemnity. Except as specifically provided in the Indenture, nothing therein relieves the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. (Sections 702(a), 703, 714, 801 and 803(e))

        The following events constitute Events of Acceleration as defined in the Indenture with respect to any series of Securities: failure for 30 days to pay interest upon any Security of that series when due; failure to pay principal or premium, if any, on any Security of that series when due; failure for 60 days after notice to perform a certain covenant in the Indenture; and, subject to certain conditions, acceleration of the maturity of Indebtedness of the Company constituting net capital aggregating more than $5,000,000 upon default thereon.

        Events of Default include: bankruptcy, liquidation and similar proceedings and the failure for 15 consecutive days to maintain the minimum amount of net capital under the Net Capital Rule necessary to permit the Company to carry on its business as a broker-dealer. (Section 701)

        The Indenture provides that the Trustee shall, within 90 days after the occurrence of an event described in the preceding paragraph (without regard to any period of grace as therein specified or any requirement for the giving of notice) or the failure of the Company to duly observe or perform any provision of the Indenture with respect to Securities of any series, give to the Holders of the Outstanding Securities of that series notice of all uncured defaults known to it with respect to Securities of that series (including both Events of Default and Events of Acceleration); provided that, except in the case of default in the payment of principal or interest, if any, on any of the Securities of that series or the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Outstanding Securities of that series. (Section 802)

        The Company must deliver to the Trustee annually an officers' certificate stating whether or not the signers thereof have obtained knowledge of any existing default by the Company in the performance or fulfillment of the covenants, agreements and obligations contained in the Indenture with respect to any series of Securities and, if so, specifying each such default and the nature thereof. (Section 506)

        Modification of the Indenture. Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby: (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Security; (b) reduce the principal amount of, or the premium (if any) or interest, if any, on, any Security; (c) adversely affect any right of repayment at the option of the Holder of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (e) change the place or currency of payment of principal of, or premium (if any) or interest, if any, on, any Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 1102)

        The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. (Section 507) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or the premium (if any) or interest, if any, on, any Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. (Section 715)

        Satisfaction and Discharge. The Indenture may be fully satisfied and discharged not earlier than two years after payment of all Outstanding Securities shall have been made or duly provided for. (Section 601)

        Certain Information Relating to the Trustee. The Company and its affiliates maintain bank accounts, borrow money and have other customary banking relationships with the Trustee.

CAPITAL REQUIREMENTS

        As registered broker-dealers, the Company and certain of its subsidiaries (the "Regulated Subsidiaries"), are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The NYSE monitors the application of the Net Capital Rule by the Company. The NYSE and the NASD, as the case may be, monitor the application of the Net Capital Rule by the Regulated Subsidiaries. The Company and the Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends, if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

        The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

        Compliance with the Net Capital Rule could limit those operations of the Company and its Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances.

        The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

OUTSTANDING SUBORDINATED DEBT INSTRUMENTS

        The Company has issued various subordinated debt instruments in a form, and to persons, approved by the NYSE in accordance with the provisions of NYSE Rule 325. When issued, the Securities shall constitute such subordinated debt. The Company is permitted to treat such subordinated debt as capital for the purposes of the Net Capital Rule and NYSE Rule 325. The instruments evidencing such subordinated debt provide that they shall be subordinated and junior in right of payment to the prior payment in full, or provision for such payment, of all obligations to all other present and future creditors of the Company (except for other subordinated debt similarly subordinated).

PLAN OF DISTRIBUTION

        The Company may sell the Securities through, or through underwriting syndicates managed by, Lehman Brothers Inc. ("Lehman Brothers") alone or with one or more other underwriters. The specific managing underwriter or underwriters with respect to the offer and sale of Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters so named in the Prospectus Supplement are underwriters in connection with the Securities offered thereby. The Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed.

        The Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Securities to be purchased by Lehman Brothers, as underwriter, are not sold by it at the public offering price set forth in the Prospectus Supplement, the Company, as issuer of such Securities, will not receive the full amount of net proceeds of such Securities set forth on the cover of the Prospectus Supplement.

        If so indicated in the Prospectus Supplement, the Company will authorize the underwriters to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

        The underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof. The underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

        The underwriting arrangements for this offering will comply with the requirements of Schedule E of the By-laws of the NASD regarding an NASD member firm underwriting its own securities. Pursuant to Section 5 of Schedule E to the By-Laws of the NASD, the net proceeds to be received by the Company from the sale of the Securities shall be placed in a duly established escrow account and shall not be released therefrom or used by the Company in any manner until the Company has filed with the NASD a computation of net capital in the manner required by and meeting the requirements of Section 5 of Schedule E.

ERISA MATTERS

        The Company may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

LEGAL OPINIONS

        Unless otherwise indicated in an applicable Prospectus Supplement relating to Offered Debt Securities, the validity of the Securities offered hereby will be passed upon for the Company by David Marcus, General Counsel of the Company, and for any underwriter by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Holdings, the Company and certain of their subsidiaries.

INDEPENDENT ACCOUNTANTS

        The consolidated financial statements and schedules of the Company for the years ended December 31, 1992, December 31, 1991 and December 31, 1990, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

QuickLinks

TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT LEHMAN BROTHERS HOLDINGS
LEHMAN BROTHERS HOLDINGS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE GUARANTEES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
LEGAL MATTERS
Lehman Brothers Inc. Senior Subordinated Debt Securities
  AVAILABLE INFORMATION
  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  THE COMPANY
  USE OF PROCEEDS
  RATIO OF EARNINGS TO FIXED CHARGES
  DESCRIPTION OF SECURITIES
  CAPITAL REQUIREMENTS
  OUTSTANDING SUBORDINATED DEBT INSTRUMENTS
  PLAN OF DISTRIBUTION
  ERISA MATTERS
  LEGAL OPINIONS
  INDEPENDENT ACCOUNTANTS